Exhibit 99.1

Planet Fitness Realigns Leadership Team to Drive Growth Initiatives

HAMPTON, N.H., February 12, 2025 -- Planet Fitness, Inc. (NYSE: PLNT), one of the largest and fastest-growing franchisors and operators of fitness centers with more members than any other fitness brand, announced today that it has realigned its leadership team to support the Company’s strategic imperatives and propel the brand forward. The following appointments will take effect on March 3, 2025:

Bill Bode, currently Division President, U.S. Franchise, will move into the newly-created Chief Operating Officer role and will oversee operations for both franchise and corporate clubs.
Jennifer Simmons, currently Division President, Corporate Clubs, will move into the newly-created Chief Strategy Officer role.

As Chief Operating Officer, Mr. Bode will be responsible for bringing to life the Company’s non-intimidating, high-value member experience in Planet Fitness clubs. Mr. Bode has been with the Company for 8 years and will continue to report to CEO Colleen Keating.

As Chief Strategy Officer, Jennifer Simmons will be responsible for ensuring a data-driven approach to support the execution of the Company’s strategic imperatives, identifying emerging trends, and ensuring the organization is well-positioned to remain the fitness category leader. Ms. Simmons has been with the Company for 11 years and will continue to report to Ms. Keating.

These management team updates are in addition to the new Company leadership appointments announced earlier this year, with Chip Ohlsson joining the Company as Chief Development Officer and Brian Povinelli as Chief Marketing Officer, both of whom report to Ms. Keating. Mr. Ohlsson is focused on advancing Planet Fitness’ strategic growth initiatives, including domestic and international expansion for both corporate and franchise clubs, and strengthening the franchise network. Mr. Povinelli is responsible for overseeing global marketing initiatives to strengthen the brand’s leadership position and expand access to fitness and wellness for all. Jamie Medeiros will continue to serve as Chief Brand Officer reporting to Mr. Povinelli.

Ms. Keating, said, “As we position Planet Fitness for growth in 2025 and beyond, we remain focused on executing our strategic imperatives – redefining our brand, enhancing member experience, refining our product and optimizing our format, and accelerating club openings. To enhance our ability to do so, we have built out our management team and are refining its structure to capitalize on efficiencies and leverage leader expertise. Our goal is to better promote our key growth drivers – members and clubs – support our culture of accountability, and work more efficiently and effectively. As a team and organization, we are focused on delivering on our mission, and ultimately delivering significant value for our franchisees, members, and shareholders.”

Full Year Results
As previously announced, the Company plans to release its full fiscal year 2024 results and a 2025 outlook on February 25, 2025. Details can be found at investor.planetfitness.com.

About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of December 31, 2024, Planet Fitness had approximately 19.7 million members and 2,722 clubs in 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia, and Spain. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company's statements with respect to the Company's growth and other statements that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "advance," "believe," "expand," "estimate," "expect," "intend," "may," "goal," "plan," "prospect," "project," "accelerate," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," "future," "strategy" and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company's and franchisees' ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company's ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company's annual report on Form 10-K for the year ended December 31, 2023, as well as the Company's other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company's views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Investor Contact
Stacey Caravella, Planet Fitness
investor@planetfitness.com

603-750-4674

Media Contact
Becky Zirlen, Planet Fitness
press@Planetcsc.com